                                                                     Exhibit 10

                             INTERCREDITOR AGREEMENT

      THIS AGREEMENT is made and entered into on the dates set forth below, but is effective as of May 1, 2000, among BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation (formerly known as NationCredit Commercial Corporation in its capacity as agent under the Credit Agreement defined below, together with its successors in such capacity the "AGENT"), the INTERNAL REVENUE SERVICE, an agency of the government of the UNITED STATES OF AMERICA (the "IRS"), VISIONAMERICA INCORPORATED, a Delaware corporation (formerly known as Omega Health Systems, Inc., together with its successors the "COMPANY"), and each subsidiary of the Company signatory hereto (collectively, the "SUBSIDIARIES"). Hereinafter, May 1, 2000, is treated as the date of this agreement.

                               STATEMENT OF FACTS

      The Company, the lenders from time to time party thereto (the "LENDERS") and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 16, 1998, as amended by the Amendment and Waiver Letter dated as of April 27, 1999, the First Amendment to Second Amended and Restated Credit Agreement and Waiver dated as of May 18, 1999, that certain letter agreement among the Company, the Agent and the Lenders dated February 25, 2000, that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 24, 2000 and that certain Third Amendment to Credit Agreement, dated as of May 1, 2000 (as so amended and as amended from time to time hereafter, the "CREDIT AGREEMENT"), whereby the Lenders have agreed to make certain loans and other financial accommodations to the Company, subject to the terms, covenants and conditions contained in the Credit Agreement. The obligations of the Company under the Credit Agreement have been guaranteed by each of its direct and indirect subsidiaries and the Company and such subsidiaries have pledged substantially all of their assets to the Agent as security for such obligations and the guarantees thereof, all in accordance with the terms of the Financing Documents.

      The IRS has filed two notices of tax lien against the Company, one in the stated amount of $2,762,520.68 with respect to liabilities incurred by the Company and its subsidiaries with respect to federal employment and/or employee withholding taxes ("EMPLOYMENT TAX LIABILITIES") for the fourth quarter of 1998 and the first quarter of 1999 which notice was filed October 10, 1999 (the "OCTOBER LIEN NOTICE") and a second in the stated amount of $3,056,211.08 with respect to Employment Tax Liabilities for the second and third quarters of 1999 (the "MARCH LIEN NOTICE;" the Employment Tax Liabilities that are the subject of the October Lien Notice and the March Lien Notice are hereinafter referred to as the

"SECURED EMPLOYMENT TAX LIABILITIES"). The Company and its Subsidiaries may also have unpaid Employment Tax Liabilities with respect to the fourth quarter of 1999 and the first quarter of 2000 or may have unpaid federal income tax liabilities with respect to taxable years that have ended prior to the date hereof that the IRS has not assessed (the "UNASSESSED TAX LIABILITIES" which, together with the Secured Employment Tax Liabilities and any other Employment Tax Liabilities incurred by any Credit Party prior to May 1, 2000 are hereinafter referred to as the "PRIOR TAX LIABILITIES").

      The IRS has agreed, subject to the terms and conditions hereof, to withdraw the October Lien Notice and the March Lien Notice and not to take any action to collect the Prior Tax Liabilities during the term of this Agreement, and in exchange therefor, the Agent has agreed to issue the Letter of Credit to the IRS for the account of the Company in the form of Exhibit A attached hereto, and the Company and its Subsidiaries have agreed to join in the execution hereof in order to effectuate such agreement, all on the terms and conditions set forth herein.

      In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce each party to enter into the transactions contemplated hereby, the parties hereto agree as follows:

                               STATEMENT OF TERMS

      1. DEFINITIONS. (a) The following terms shall have the following meanings as used in this Agreement:

      "AGENT" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

      "AGENT COLLATERAL" shall mean any or all of the Collateral in or upon which the Agent now or hereafter has a Lien under the Financing Documents as security for the Credit Agreement Obligations and all Proceeds of such property.

      "AGENT LIENS" shall mean any and all of the Liens on the Collateral which may be now or hereafter granted to Agent by any Credit Party pursuant to any of the Financing Documents to secure any of the Credit Agreement Obligations.

      "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or Memphis, Tennessee are authorized by law to close.

      "CLOSING DATE" shall mean the date as of which this Agreement is dated.

      "COLLATERAL" shall mean any and all property or interests in property of Company or any Credit Party, real or personal, tangible or intangible, now owned or hereafter acquired by Company or such Credit Party and in or upon which either or both of the Lienholders now or hereafter has a Lien, and all Proceeds of such property.

      "COLLECTION ACTION" shall mean any of the following actions by or on behalf of the IRS with respect to the Prior Tax Liabilities: any demand for, or attempt to receive, collect or retain the same, whether by collection, set-off, foreclosure, counterclaim or otherwise, including without limitation the filing of any notice of federal tax lien or equivalent action, any administrative levy or other seizure action, failure of the IRS to execute instruments evidencing a discharge of property for purposes of IRC Section 6325(c) with respect to any of its liens imposed with respect to Prior Tax Liabilities, on or before 30 days following its receipt of a written request therefor (said discharge of property to be provided on the grounds that the interest of the United States in the property in question has no value or to the extent of any such value the United States is compensated therefor by the Letter of Credit), or the filing in any Court of a suit to collect the Prior Tax Liabilities, but shall exclude the assessment of the Unassessed Tax Liabilities and the generation of the automatic notices for payment generated in connection therewith.

      "COMPANY" shall have the meaning set forth in the preamble to this Agreement and shall include such person's successors and permitted assigns, and shall also include without limitation the Company acting as a debtor-in-possession in any Insolvency Proceeding.

      "CREDIT AGREEMENT" shall have the meaning given such term in the Statement of Facts above and shall include, without limitation, any amendment, modification, restatement, replacement, extension, increase or refinancing of the foregoing.

      "CREDIT AGREEMENT OBLIGATIONS" shall mean any and all of the Obligations, as defined in the Credit Agreement, of any Credit Party to the Agent and/or any Lender under the Financing Documents.

      "CREDIT PARTY" shall mean any of the Company or any Subsidiary.

      "EMPLOYMENT AND INCOME TAX PROCEDURES" shall mean the procedures specified on EXHIBIT B hereto.

      "EMPLOYMENT TAX LIABILITIES" shall have the meaning given such term in the Statement of Facts.

      "EVENT OF DEFAULT" shall mean any Default under the Credit Agreement.

      "FEDERAL BANKRUPTCY CODE" shall mean the U.S. Bankruptcy Code of 1978, as amended (11 U.S.C.ss. 101).

      "FINANCING DOCUMENTS" shall mean the Financing Documents under and as defined in the Credit Agreement and shall include, without limitation, any supplemental or replacement Financing Documents entered into or executed in connection with the Agent and/or the Lenders' provision of financing to Company in its capacity as a debtor-in-possession in an Insolvency Proceeding.

      "FUTURE TAX LIABILITIES" shall mean Employment Tax Liabilities accruing for periods after the date of this Agreement and prior to the expiry of the Letter of Credit or federal income tax liabilities which are: (i) attributable to a taxable year either ending after the date hereof or with respect to which no return is due as of the date hereof taking into account extensions of time for the filing thereof which are available to the applicable Credit Party under the applicable IRC provisions and (ii) subject to assessment by the IRS prior to the termination of this Agreement.

      "INDEBTEDNESS" shall mean the Credit Agreement Obligations and/or the IRS Indebtedness and in the case of each Lienholder, such term shall include, without limitation, any interest accruing on such Lienholder's Indebtedness after the filing by or against the Credit Parties of any petition in bankruptcy and all other Indebtedness of Company to such Lienholder which may be incurred in any Insolvency Proceeding of the Credit Parties whether or not recoverable by such Lienholder from any Credit Party or its estate under 11 U.S.C. ss. 506 or otherwise.

      "INSOLVENCY PROCEEDING" shall mean any insolvency or receivership proceeding, or any proceeding under the Federal Bankruptcy Code, or any other case or proceeding under any other bankruptcy or insolvency laws or other laws relating to the relief of debtors or the readjustment, extension or composition of debts, and which is brought by or against the Credit Parties.

      "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

      "IRS" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

      "IRS INDEBTEDNESS" shall mean any and all indebtedness, liabilities and obligations now or hereafter owing by any Credit Party to the IRS with respect to the Prior Tax Liabilities.

      "IRS LIENS" shall mean any and all Liens on any of the Collateral which may be now or hereafter granted to, or obtained by, the IRS with respect to any of the assets of the Credit Parties to secure any or all of the IRS Indebtedness.

      "LETTER OF CREDIT" shall mean the Letter of Credit, in the form of Exhibit A hereto, issued by the Agent to the IRS for the account of the Company.

      "LIEN" and "LIENS" shall mean the IRS Liens and the Agent Liens.

      "LIENHOLDER" and "LIENHOLDERS" shall mean the IRS and the Agent and shall include each such person's successors and assigns.

      "MARCH LIEN NOTICE" shall have the meaning given such term in the Statement of Facts.

      "OCTOBER LIEN NOTICE" shall have the meaning given such term in the Statement of Facts.

      "OFFER IN COMPROMISE" shall mean those certain procedures or proceedings between the IRS and delinquent taxpayers for the purpose of effecting maximum collection of taxes with the least possible loss or cost to U.S. Government, all as provided by the IRC and the regulations, rulings and other authorities promulgated thereunder.

      "PRIOR TAX LIABILITIES" shall have the meaning given such term in the Statement of Facts.

      "PROCEEDS" shall mean, with respect to any particular item or type of Collateral, whatever is received upon the sale, exchange, collection or other disposition of such Collateral or the Proceeds thereof as well as any amounts payable under any policy of insurance on account of any loss of or damage to such Collateral.

      "RESPONSIBLE PERSON" means a person liable for Tax Liabilities or penalties with respect thereto pursuant to Section 3505 or 6672 of the IRC, or otherwise.

      "SECURED EMPLOYMENT TAX LIABILITIES" shall have the meaning given such term in the Statement of Facts.

      "SECURITY DOCUMENTS" shall have the meaning assigned to it in the Credit Agreement.

      "TERMINATION EVENT" shall mean any of the following:

  (a) The Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing;

  (b) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

  (c) The Lenders shall accelerate the Credit Agreement Obligations and commence action to foreclose on the Collateral;

  (d) The occurrence of the date 30 days prior to the expiration date of the Letter of Credit, or receipt of notice by the IRS from the Agent that the Letter of Credit will terminate in thirty days and directing the IRS to draw the full amount thereunder, unless notice is first given by the IRS to the Agent that there shall have first occurred settlement of the Prior Tax Liabilities pursuant to an Offer in Compromise under IRC Section 7122, which shall include agreement as to the payment terms; and

  (e) The receipt by the Agent and the Company of notice from the IRS that the Company has defaulted in its obligations to pay Future Tax Liabilities or to timely file any return or statement with the IRS that is required by law to be so filed in correction therewith and such default shall not have been cured or waived within 10 Business Days of such receipt;

      "UCC" shall mean of the Uniform Commercial Code as in effect on the date hereof in the state of the applicable jurisdiction.

      "UNASSESSED TAX LIABILITIES" shall have the meaning ascribed thereto in the Statement of Facts.

      (b) All other undefined terms used in this Agreement shall, unless the context otherwise dictates, have the meanings given such terms in the UCC as in effect in the State of Georgia to the extent the same are used or defined therein.

      2. BASIC AGREEMENTS OF THE PARTIES.

      (a) Within ten (10) Business Days following the date hereof: (i) the Agent agrees to deliver to the IRS the duly executed Letter of Credit, in the form attached hereto as Exhibit A (ii) the Company and the other Credit Parties agree to execute such documents and deliver such evidences and opinions as the Agent and the IRS shall reasonably request to effectuate the terms of this Agreement, and (iii) the IRS agrees to deliver to the Agent evidence, satisfactory to the Agent in its reasonable discretion, that the IRS has withdrawn of record the October Lien Notice and the March Lien Notice. If any party shall fail to comply with the foregoing, at the option of, and within one business day following the delivery to the other parties of written notice thereof by, the aggrieved party (but excluding the Company or any other Credit Party), this agreement shall terminate (except for the following sentence), and the IRS and the Agent shall each return any consideration received hereunder (including the Letter of Credit). If such termination results from the failure of the IRS to perform its obligations hereunder, the IRS agrees that the priority of its lien under the March Lien Notice with respect to any Collateral arising after May 1, 2000 and prior to one Business Day following such termination shall be subordinated to the Credit Agreement Obligations to the same extent as if the 45-day period following the March Lien Notice had not passed.

      (b) INTENTIONALLY OMITTED

      (c) The Company agrees to file as promptly as practicable after the date hereof, and thereafter to diligently pursue with the IRS in good faith, a settlement of the Prior Tax Liabilities pursuant to the Offer in Compromise process.

      (d) During the term of this Agreement, the Credit Parties agree to follow the Employment and Income Tax Procedures. The IRS agrees to give the Agent prompt notice upon its learning of any failure to comply with the preceding sentence, and the IRS and the Credit Parties agree that the Agent may act to cure such failure upon receipt of such notice. The IRS agrees that the foregoing provision is granted in part for the assurance of the payment of Future Tax Liabilities and that neither the conveyance of such right, nor the existence or good faith exercise of such right or any other right of the Agent or the Lenders pursuant to this Agreement or the Financing Documents shall create an obligation of the Agent or the Lenders to pay any such Tax Liabilities or cause the Agent or any Lender, or any officer, agent or employee thereof, to become a Responsible Person or otherwise liable for the payment of any Tax Liabilities.

      (e) The IRS hereby agrees for the benefit of the Agent and the Lenders that, unless this Agreement shall have been terminated pursuant to paragraph (g) of this section 2 or there shall have occurred and be continuing a Termination Event, the IRS shall not take any Collection Action with respect to the Prior Tax Liabilities.

      (f) The IRS further agrees that the Agent will be subrogated to the rights of the IRS with respect to any tax liability paid pursuant to a drawing under the Letter of Credit to the extent allowed by law, including, without limitation, any rights against a Responsible Person. The IRS and the Company agree that any amount drawn under the Letter of Credit with respect to (i) Future Tax Liabilities shall be applied to the liabilities in respect of which such amounts were drawn, or (ii) Prior Tax Liabilities shall be applied first, to the amount of the Tax Liability constituting unpaid taxes, second, to the amount of the Tax Liability constituting interest and, third, to the amount of the Tax Liability constituting penalties.

      (g) The IRS will return the Letter of Credit to the Agent for cancellation without drawing thereon, upon the occurrence of one of the following:

      1. The Agent's receipt of notice from the IRS that the IRS has approved a settlement of the taxpayer's tax liabilities pursuant to an Offer in Compromise (including agreement as to the payment terms); or

      2. Action by the IRS in violation of Section 2(e) and such violation shall continue unremedied for 30 days after the date of notice, by certified mail, thereof from the Agent.

      3.    INTENTIONALLY OMITTED

      4.    INTENTIONALLY OMITTED

      5.    INTENTIONALLY OMITTED

      6.    INTENTIONALLY OMITTED

      7.    INTENTIONALLY OMITTED

      8.    INTENTIONALLY OMITTED

      9.    INTENTIONALLY OMITTED

      10. ENFORCEMENT ACTIONS. Agent may, at its option, take any Enforcement Action authorized under the Credit Agreement, in order to foreclose or realize upon or enforce any of its rights with respect to the Collateral without the prior written consent of or notice to IRS.

      11.   INTENTIONALLY OMITTED

      12.   INTENTIONALLY OMITTED

      13. EXERCISE OF RIGHTS. Agent may exercise all of its rights with respect to the Collateral, without any obligation to IRS, until there has been full payment and performance of the Credit Agreement Obligations and a termination of the Agent Liens. Agent shall be entitled to manage and supervise its Indebtedness, its Liens and the Collateral in accordance with applicable law and its practices in effect from time to time without regard to the existence of the IRS Liens, and Agent shall have no liability to IRS for (i) any and all actions which Agent, in good faith, takes or omits to take with respect to its Indebtedness, its Liens or the Collateral (including without limitation actions with respect to creation, perfection or continuation of its Liens in any Collateral), the occurrence of any default with respect to any such Indebtedness, the foreclosure upon, sale, release or depreciation of, or any failure to realize upon, any of the Collateral, and the collection of any of its Indebtedness from Company or any other party, and (ii) any election of the application of Section 1111(b)(2) of the Federal Bankruptcy Code.

      14. NOTICES HEREUNDER. All notices, requests or demand hereunder shall be in writing and shall be effective upon receipt and shall be sent by one of the following means: certified mail, return receipt requested, postage prepaid; first class mail, postage prepaid; Federal Express or other reputable overnight courier service; telegram; telex; telecopy; or by hand delivery, and in each case shall be addressed as set forth below:

      (a) If to Agent:        Banc of America Commercial Finance Corporation
                              50 Glenlake Parkway
                              Suite 600
                              Atlanta, Georgia 303028
                              Attention: Terrell Harris, Senior Vice President
                              Telephone No.: (770) 225-0852
                              Telecopy No.:  (770) 225-0841

      (b) If to IRS:    The Chief of the Advisory Section of the
                        IRS Special Procedures Branch,
                        Second Floor, Federal Building
                        MDP 53, 801 Broadway
                        Nashville, Tennessee 37203

                        With copy to:

                        District Counsel,
                        Internal Revenue Service
                        Suite 400
                        810 Broadway
                        Nashville, Tennessee 37203
                        Attention: Ford Holman, Esq.

      Each party hereto may by written notice to the other designate a different address to which notices and demands should be sent hereunder. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

      15. RIGHTS AGAINST OTHER CREDITORS. This Agreement shall not modify, affect or impair in any way any of the rights and priorities of the parties hereto, including the parties to the Credit Agreement, relative to any of the rights and priorities of any other creditors (unsecured or secured) of any Credit Party.

      16. NO EFFECT ON CREDIT PARTIES' OBLIGATIONS. Nothing in this Agreement shall be construed to modify or relieve, in any manner, any Indebtedness of the Credit Parties to any of the Lienholders under any of the Credit Documents. The Credit Parties are signing this Agreement below solely for the purpose of signifying their consent to the terms and conditions hereof and their agreement to be bound hereby and to make certain other acknowledgments and agreements with respect thereto, all as expressly set forth below, but nothing in this Agreement is intended or shall be construed to confer any rights upon any Credit Party and no Credit Party (nor its estate nor any trustee in any Insolvency Proceeding) is a beneficiary of any of the terms and conditions of this Agreement.

      17. MISCELLANEOUS.

            (a) No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing and signed by all of the Lienholders. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Lienholders; provided, however, that no Lienholder shall assign or transfer any of its Liens (or any interest therein) unless such Lienholder's transferee or assignee agrees in writing that it has acquired such Liens (or interest therein) subject to the terms and conditions of this Agreement and that such assignee and transferee shall be fully bound hereby to the same extent as was the case with respect to the assigning or transferring Lienholder. Notwithstanding the immediately preceding sentence, any person or entity whose loans or advances to Company hereafter are used to refinance and pay indefeasibly in full the Credit Agreement Obligations shall be deemed for purposes of this Agreement to be the successor to Agent, and from and after the date of any such refinancing in satisfaction in full of the Credit Agreement Obligations such person or entity shall be deemed a party hereto in the place and stead of Agent as if such person or entity had been the original signatory hereto, and all loans, advances, liabilities, debit balances, covenants and duties at any time or times owed by Company to such successor, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, then existing or thereafter arising, including any renewals, extensions, modifications, or replacements of any of the foregoing, shall be deemed for all purposes hereunder to constitute and be such succeeding Lienholder's Indebtedness.

            (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (c) This Agreement shall terminate upon termination of the Letter of Credit.

            (d) The headings in this Agreement are for convenience of reference only and shall not define or limit the terms hereof.

            (e) THIS AGREEMENT SHALL BE INTERPRETED UNDER THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

            (f) This Agreement may be executed in any number of several counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

            (g) This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties regarding the same subject matter

            (h) IRS AND THE AGENT EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT, OTHER PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

            (i) This Agreement is final and conclusive except that matters to which it relates may be reconsidered in the event a court of law determines the existence of fraud, malfeasance or misrepresentation of a material fact.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the day and year first above written.


BANC OF AMERICA COMMERCIAL FINANCE CORPORATION

                By:
                   ---------------------------------------------
                Terrell W. Harris
                Authorized Signatory
                Date:
                     -------------------------------------------

THE INTERNAL REVENUE SERVICE OF THE UNITED STATES OF AMERICA

                By:
                   ---------------------------------------------
                Terry H. Delaney
                Chief, Special Procedures Branch, Collection Division
                Date:
                     -------------------------------------------

VISIONAMERICA INCORPORATED

                By:
                   ---------------------------------------------
                Andrew W. Miller
                Chairman and Chief Executive Officer
                Date:
                     -------------------------------------------

SUBSIDIARIES:

AMERICAN VISION SERVICES
CAPITAL EYE SURGERY CENTER, INC.
CENTRAL OHIO EYE INSTITUTE, INC.
OCUMANAGEMENT CORPORATION
OMEGA HEALTH SERVICES OF BIRMINGHAM, INC.
OMEGA HEALTH SERVICES OF JACKSON, TENNESSEE, INC.
OMEGA HEALTH SERVICES OF NEBRASKA, INC.
OMEGA HEALTH SERVICES OF WEST VIRGINIA, INC.
OMEGA HEALTH SYSTEMS OF ATLANTA, INC.
OMEGA HEALTH SYSTEMS OF CHATTANOOGA, INC.
OMEGA HEALTH SYSTEMS OF CRESTVIEW, INC.

OMEGA HEALTH SYSTEMS OF FLORIDA, INC.
OMEGA HEALTH SYSTEMS OF THE GREAT LAKES, INC.
OMEGA HEALTH SYSTEMS OF ILLINOIS, INC.
OMEGA HEALTH SYSTEMS OF INDIANA, INC.
OMEGA HEALTH SYSTEMS OF JACKSONVILLE, INC.
OMEGA HEALTH SYSTEMS OF KISSIMMEE, INC.
OMEGA HEALTH SYSTEMS OF MEMPHIS, INC
OMEGA HEALTH SYSTEMS OF MIDDLE TENNESSEE, INC.
OMEGA HEALTH SYSTEMS OF NEW MEXICO, INC.
OMEGA HEALTH SYSTEMS OF NEW ORLEANS, INC.
OMEGA HEALTH SYSTEMS OF NORTH TEXAS, INC.
OMEGA HEALTH SYSTEMS OF OHIO, INC.
OMEGA HEALTH SYSTEMS OF SAN ANTONIO, INC.
OMEGA HEALTH SYSTEMS OF TAMPA BAY, INC.
OMEGA HEALTH SYSTEMS OF UTAH, INC.
OMEGA HEALTH SYSTEMS OF VIRGINIA, INC.
OMEGA MEDICAL SERVICES, INC.
OMEGA OPTICAL LABS, INC.
OMEGA SURGICAL ASSOCIATES OF NORTH TEXAS, INC.
OPHTHALMIC PRACTICE ENHANCEMENT, INC.
OPHTHALMIC AMBULATORY SURGERY CENTER, INC.
PEN RESOURCES, INC.
PRIMARY EYECARE NETWORK
RUIDOSO OPTICAL, INC.
SPRINGFIELD OCUCENTER, INC.
ST. LOUIS OCUCENTER, INC.


By:
   --------------------------------------
Thomas Lewis
President

                                                                       EXHIBIT A

                          IRREVOCABLE LETTER OF CREDIT

                 Banc of America Commercial Finance Corporation
                                187 Danbury Road
                                Wilton, CT 06897

                                   ----------


                                                                     May 1, 2000

IRREVOCABLE LETTER OF CREDIT NO. __________

Internal Revenue Service
Second Floor, Federal Building
MDP 53, 801 Broadway
Nashville, Tennessee 37203

Attention:  IRS Special Procedures Branch

         At the request and on the instructions of our customer, VisionAmerica Incorporated, a Delaware corporation (the "Company"), we hereby establish, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 16, 1998, as amended from time to time thereafter, including, without limitation, the Third Amendment thereto, dated as of May 1, 2000 (as so amended, and as has been heretofore or may be hereafter amended from time to time, the "Credit Agreement") and pursuant to that certain Intercreditor Agreement entered into as of May 1, 2000 among you, us and the Company (the "Intercreditor Agreement"), this Irrevocable Letter of Credit in your favor in the amount of $3,000,000 (hereinafter the "Stated Amount"), of which (i) an amount not exceeding $300,000 (the "Future Tax Component") and (ii) an amount not exceeding the Stated Amount, less the Future Tax Component, determined without respect to the amount of Future Tax Component actually being drawn, (the "Prior Tax Component," the Prior Tax Component and the Future Tax Component are referred to herein as the "Components"), may be drawn on a one time basis upon the presentation of those documents, and following one of the events, referred to in the succeeding paragraph. This Letter of Credit shall be effective immediately and shall automatically expire upon the first to occur of the following events and shall be forthwith returned to us for cancellation:

                  (i)      5:00 P. M. (Atlanta, Georgia time) on May 1, 2001,
                  (ii)     Our honoring of a drawing hereunder,

                  (iii) Our receipt of notice from the IRS stating that the Company and you have reached a compromise under IRC
                           Section 7122 (including agreement as to the payment terms) of the Company's liability for unpaid federal employment and employee withholding taxes, and any federal income taxes, which settlement has been approved by the IRS, for the periods prior to the date hereof (such settlement, a "Tax Settlement"),

                  (iv) 5:00 P. M. (Atlanta, Georgia time) on the first day that we are open for business in Atlanta, Georgia, that is at least 30 days following the date that we shall have notified you in writing at the above address that this Letter of Credit will terminate on such day and directing you to draw hereunder; and

                  (v) Our notifying you that this Letter of Credit is being terminated pursuant to Section 2(a) or Section 2(g) of the Intercreditor Agreement,

unless terminated earlier in accordance with the provisions hereof or unless otherwise renewed or extended.

         Funds under this Letter of Credit will be made available to you against receipt by us of this Letter of Credit together with your written certificate in the form of Annex A attached hereto appropriately completed and signed by an Authorized Official following any of the events described below, but prior to the expiration hereof. Presentation of such certificate shall be made at our office located at Banc of America Commercial Finance Corporation, 187 Danbury Road, Wilton, CT 06897; Attention: Letters of Credit Department, or at any other office which may be designated by us by written notice delivered to you. This Letter of Credit may be drawn immediately following any of the following circumstances:

                  (a) Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

                  (b) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

                  (c) The obligations of the Company under the Credit Agreement shall have been accelerated and the Agent and the Lenders thereunder shall have commenced action to foreclose on the Collateral;

                  (d) The occurrence of the date 30 days prior to the expiration date of the Letter of Credit;

                  (e) Your receipt of notice from us that the Letter of Credit will terminate in thirty days and directing you to draw the full amount thereunder;

                  (f) The receipt by us and the Company of your notice stating that the Company has defaulted in its obligations to pay federal employment and employee withholding or income taxes owing with respect to tax periods after the date hereof ("Future Tax Liabilities") or to timely file any return or statement that is required under law to be filed by the Company in connection therewith in accordance with the Employment and Income Tax Procedures (as defined in the Intercreditor Agreement) and such default shall not have been waived by you or cured by us or the Company within 10 Business Days (as defined in the Intercreditor Agreement) of such receipt.

         Provided that the requirements set forth above have been strictly satisfied and that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified in immediately available funds, by delivery to an authorized representative of the Internal Revenue Service of a certified check made payable to "United States Treasury".

         Demand for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount (if demand is made under both the Prior Tax Component and the Future Tax Component), and shall not exceed the amount of the Prior Tax Component of this Letter of Credit if demand is made only with respect to that Component.

         The rights under this Letter of Credit are not assignable or otherwise transferable. Only you may make a drawing under this Letter of Credit. Upon the payment to you or to your designee of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit, and we shall not thereafter be obligated to make any further payments under this Letter of Credit to you or any other person. By so paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

         This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Georgia and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State and the laws of the United States, to the extent controlling.

                                        Very truly yours,


                                        BANC OF AMERICA COMMERCIAL
                                          FINANCE CORPORATION

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

                               DRAWING CERTIFICATE

                                                                         ANNEX A

                                                                          [Date]

Banc of America Commercial Finance Corporation
187 Danbury Road
Wilton, CT 06897

Attention:  Letters of Credit Department

Re:      Irrevocable Letter of Credit No.               (the "Letter of Credit")
         -----------------------------------------------------------------------

         The undersigned, a duly authorized official of the Internal Revenue Service, an agency of the government of the United States of America ("IRS"), hereby certifies to Banc of America Commercial Finance Corporation that:

                  (1) The undersigned is the IRS District Director for the Kentucky-Tennessee District or her lawful successor in interest under the reorganization of the Internal Revenue Service that will be effective on October 1, 2000 (or a delegate of such person whose authority is evidenced by the attached document).

                  (2) The undersigned is making a drawing under the above-referenced Letter of Credit in the amount of $___________, of which $____________ is being drawn against the Prior Tax Component and $_____________ is being drawn against the Future Tax Component.

                  (3) With respect to the amount being drawn under the Prior Tax Component, such amount equals the lesser of (i) $2,700,000 and (ii) the sum of: (a) taxes and penalties that were the subject of the October Lien Notice (as defined in the Intercreditor Agreement) (b) accrued interest on (a), determined at the applicable rate under the IRC (as defined in the Intercreditor Agreement) to the date hereof, and (c) $200,000, which is attributable to taxes secured by the March Lien Notice (as defined in the Intercreditor Agreement).

                  (4) With respect to amounts being drawn under the Future Tax Component, such amount equals that amount remaining unpaid on the date hereof with respect to Future Tax Liabilities that constitute Employment Tax Liabilities (as defined in the Intercreditor Agreement) accrued and unpaid through the date hereof and does not in the aggregate exceed $300,000.

                  (5) All conditions precedent to this Drawing have heretofore occurred; to wit,

                      (A) This drawing is being made pursuant to clause __
                  of the second paragraph of the Letter of Credit;

                      (B) No Drawing has previously been made with respect
                  to this Letter of Credit;

                      (C) The IRS has not taken any Collection Action (as
                  defined in the Intercreditor Agreement) that has not been cured or waived;

                      (D) No Tax Settlement (including agreement as to the
                  payment terms) has been agreed to and approved by the IRS nor is this drawing being made in contemplation thereof; and

                      (E) This drawing and the amounts requested hereunder
                  are consistent with the terms of the Letter of Credit and the Intercreditor Agreement.

         (6) All capitalized terms used herein but not otherwise defined herein shall have the meanings described thereto in the Letter of Credit.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ______________, ______.



                                       INTERNAL REVENUE SERVICE



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT B

                      EMPLOYMENT AND INCOME TAX PROCEDURES

I.   PROCEDURES FOR PERIODIC PAYMENT OF EMPLOYMENT TAXES

                  The Company shall pay over (or cause to be paid over) to the IRS the amount of federal employment and employee withholding taxes with respect to its employees and employees of all subsidiaries of the Company ("Employment Taxes"), upon the making of every payroll by the Cmpany and its Subsidiaries. The tax deposits shall be made on the Wednesday or Friday subsequent to the payroll, as provided in the Treasury Regulations. The following procedures shall be complied with --

                  (1) said payments shall be made by wiring the amount then due to the IRS, ACH, to the IRS account designated for this purpose by the IRS,

                  (2) the Company shall telephonically confirm with the IRS Collection Group 1300, Suite 400, 22 North Front Street, Memphis, Tennessee, by using fax number 901-423-9886 that such amount (referred to in (1) above) has been wired and obtain a confirmation of the facsimile that had been sent to the IRS no later than the next succeeding Business Day, and

                  (3) not later than the Second Business Day next succeeding the deposit and paying over of the Employment Taxes, the President and Chief Financial Officer of the Company shall, each, in their individual capacities, provide written certification to the Agent that, to the best information after the due inquiry of the undersigned the correct amount of Employment Taxes has been paid over to the IRS with respect to the applicable period, together with a copy of the facsimile to the IRS and the confirmation of it transmission referred to in (2), above.

II. PROCEDURES FOR THE FILING OF RETURNS OF EMPLOYMENT TAXES.

                  The Company and each of its subsidiaries --

                  (1) shall prepare and timely file, or cause to be prepared and timely filed, its quarterly return of FICA and withholding Taxes on Form 941, and its annual federal unemployment taxes on Form 940 (the "Employment Tax Returns") by certified mail, return receipt requested to the IRS at the IRS Collection Group 1300, Suite 400, 22 North Front Street, Memphis, Tennessee, or such other place that is designated by the IRS for the receipt of such returns, and

                  (2) not later than the second Business Day next succeeding the due date for said Employment Tax Returns, shall submit copies of the Employment Tax Returns, together with the proof of mailing thereof, to the Agent, together with certifications of each the President and Chief Financial Officer of the Company to the effect that their best information after due inquiry the Employment Tax Return in question is correct, was timely filed and the amount of Employment Taxes due with respect to the applicable quarter, as shown on said return, have been timely paid over to the IRS pursuant to the procedures set forth in I, above.

III.   PROCEDURES FOR THE FILING RETURNS AND MAKING PAYMENTS OF FEDERAL
       INCOME TAXES

                  The Company and its subsidiaries -

                  (1) shall prepare and timely file, or cause to be prepared and timely filed, its 1999 income tax return and any subsequent annual income tax return due to be filed during the pending of this agreement on Form 1120 by certified mail, return receipt requested to the IRS at IRS Collection Group 1300, Suite 400, 22 North Front Street, Memphis, Tennessee 38103, or such other place that is designated by the IRS for the receipt of such returns,

                  (2) shall timely make each estimated tax payment at the address given in (1) above and make payment of any remaining income tax liability with the timely-filed Form 1120, and

                  (3) not later than the second Business Day next succeeding the due date for said Income Tax Returns, shall submit copies of the Income Tax Returns, together with the proof of mailing thereof, to the Agent, together with certifications of each the President and Chief Financial Officer of the Company in their individual capacities to the effect that their best information after due inquiry the Income Tax Return in question is correct, was timely filed and the amount of Income Taxes due with respect to the applicable tax year, as shown on said return, have been timely paid to the IRS pursuant to the procedures set forth in III above.






                                      -2-